Calculation of Filing Fee Tables
S-8
REINSURANCE GROUP OF AMERICA INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, par value $0.01 per share	Other	300,000	$ 203.59	$ 61,077,000.00	0.0001381	$ 8,434.73
Total Offering Amounts:						$ 61,077,000.00		$ 8,434.73
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 8,434.73
Offering Note
[1]	(1) This registration statement, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), covers an indeterminate number of additional shares of the common stock, par value $0.01 per share (the "Common Stock") of Reinsurance Group of America, Incorporated (the "Registrant"), which may become issuable with respect to the shares of Common Stock registered hereunder in the event of a stock split, stock dividend or similar transaction. (2) Represents 300,000 newly authorized shares of Common Stock reserved for issuance pursuant to the Registrant's Amended and Restated Employee Stock Purchase Plan. (3) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(h) and Rule 457(c) of the Securities Act, based on the average of the high and low prices of the Registrant's Common Stock as reported in the consolidated reporting system of the New York Stock Exchange on June 9, 2026, which is within five business days prior to the filing of this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources